                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                  CLARCOR INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                  CLARCOR LOGO

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of CLARCOR Inc. (the "Company") will be held at The University of Illinois College of Medicine at Rockford, 1601 Parkview Ave., Rockford, Illinois 61107, on Tuesday, March 19, 2002 at 6:00 P.M., Central Standard Time, for the following purposes:

          1. To elect three Directors for a term of three years each; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of CLARCOR Common Stock of record at the close of business on Monday, February 4, 2002 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

     Whether or not you plan to attend the meeting, you are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose.

                                           DAVID J. BOYD
                                           Secretary

                  PLEASE SIGN AND DATE THE ACCOMPANYING PROXY
                             AND MAIL IT PROMPTLY.

Rockford, Illinois
February 15, 2002

                                  CLARCOR INC.
                               2323 SIXTH STREET
                                 P.O. BOX 7007
                            ROCKFORD, ILLINOIS 61125

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CLARCOR Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at The University of Illinois College of Medicine at Rockford, 1601 Parkview Ave., Rockford, Illinois 61107, on Tuesday, March 19, 2002 at 6:00 P.M., Central Standard Time, for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement and the accompanying proxy are being mailed to shareholders on February 15, 2002.

     A shareholder who gives a proxy may revoke it at any time before it is voted by giving written notice of the termination thereof to the Secretary of the Company, by filing with him another proxy or by attending the Annual Meeting and voting his or her shares in person. All valid proxies delivered pursuant to this solicitation, if received in time and not revoked, will be voted. If no specifications are given by the shareholder executing the proxy card, valid proxies will be voted to elect the three persons nominated for election to the Board of Directors listed on the proxy card enclosed herewith and, in the discretion of the appointed proxies, upon such other matters as may properly come before the meeting.

     As of February 4, 2002, the Company had outstanding 24,797,015 shares of Common Stock and each outstanding share is entitled to one vote on all matters to be voted upon. Only holders of CLARCOR Common Stock of record at the close of business on February 4, 2002 are entitled to notice of and to vote at the meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for purposes of the Annual Meeting.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     At the Annual Meeting three directors are to be elected. Proxies will be voted for the election of Messrs. Robert H. Jenkins and Philip R. Lochner, Jr. and Ms. Roseann Stevens unless the shareholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. If a quorum is present at the meeting, the three candidates for director receiving the greatest number of votes will be elected. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected.

     Messrs. Jenkins and Lochner are directors of the Company previously elected by its shareholders whose terms in office expire this year. Ms. Stevens has not previously been a member of the Company's Board. If elected, she will fill a vacancy on the Board caused by the retirement of Mr. Milton R. Brown from the Board on March 19, 2002. Mr. Brown is retiring from the Board pursuant to a Company policy which requires directors to leave the Board upon reaching age 70.

     If elected, Messrs. Jenkins and Lochner and Ms. Stevens will hold office for a three-year period ending in 2005 or until their respective successors are duly elected and qualified.

     In the event that any of the nominees should for some reason, presently unknown, fail to stand for election, the persons named in the enclosed form of proxy intend to vote for substitute nominees.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

                                                                  YEAR TERM AS
                                                  DIRECTOR          DIRECTOR
                         NAME           AGE         SINCE           EXPIRES
                         ----           ---       --------        ------------
              + Milton R. Brown          70   November 29, 1990       2002
                 Mr. Brown is retired Chairman and Chief Executive Officer of
                 Suntec Industries Incorporated, Rockford, Illinois (July
                 2001). From 1984 to 2000 he was the Chairman, President and
                 Chief Executive Officer of Suntec. Suntec Industries
                 manufactures fuel units, solenoid valves, and safety shut off valves. He is a Director of Suntec Industries Incorporated and AMCORE Financial, Inc.
              * Robert H. Jenkins        58    March 23, 1999         2005
                 Mr. Jenkins is retired Chairman, Hamilton Sundstrand
                 Corporation (formerly Sundstrand Corporation), Rockford,
                 Illinois. He served as Chairman, President and Chief
                 Executive Officer from 1997 to 1999 and as President and
                 Chief Executive Officer, Sundstrand Corporation from 1995 to
                 1997. Hamilton Sundstrand Corporation is an aerospace and
                 industrial company. Mr. Jenkins is a Director of AK Steel
                 Holding Corporation, Solutia, Inc., Sentry Insurance, Pella
                 Corporation, Visteon Corporation and Jason Incorporated.
              * Philip R. Lochner, Jr.   58     June 17, 1999         2005
                 Mr. Lochner is retired Senior Vice President-Chief
                 Administrative Officer at Time Warner, Inc., New York, New
                 York. He served as Senior Vice President-Chief Administration
                 Officer, Time Warner, Inc., from 1991 to 1998. Time Warner,
                 Inc. is a diversified media company. Mr. Lochner is a
                 Director of Apria Healthcare Group Inc., GTech Holdings Inc.,
                 and the Investor Responsibility Research Center. He also
                 serves on the Board of Advisors of Republic NY Corp.
              * Roseann Stevens          47          --               2005
                 Ms. Stevens has been employed by Visteon Corporation as Vice
                 President and General Manager, General Motors & Alliance
                 Partners Customer Business Group since 2001. From 1997 to
                 2001, she was Vice President of Global OEM Accounts of
                 Visteon. Visteon is an automotive systems supplier of
                 integrated systems including climate control, drive-line,
                 interior and electronics systems.
                J. Marc Adam             63    March 23, 1991         2003
                 Mr. Adam is retired Vice President Marketing, 3M, St. Paul,
                 Minnesota. He served as Vice President Marketing from 1995 to
                 1999 and from 1986 to 1995 as Group Vice President, 3M. 3M is a diversified manufacturer. Mr. Adam is a Director of
                 Schneider National Inc.
                James L. Packard         59     June 22, 1998         2003
                 Mr. Packard is Chairman, President and Chief Executive
                 Officer, Regal-Beloit Corporation (AMEX), Beloit, Wisconsin
                 since 1986. From 1980 to 1984 he served as President and from
                 1984 to 1986 he served as President and Chief Executive
                 Officer, Regal-Beloit Corporation. Regal-Beloit Corporation
                 is a manufacturer of mechanical and electrical products. Mr.
                 Packard is a Director of The First National Bank & Trust
                 Company of Beloit and Manitowoc Company, Manitowoc,
                 Wisconsin.
                Keith E. Wandell         51    March 27, 2001         2003
                 Mr. Wandell has been President-Automotive Systems Group,
                 Battery, Johnson Controls, Inc. Milwaukee, Wisconsin since
                 1997. He served as Vice President and General
                 Manager-Automotive of Johnson Controls from 1996 to 1997 and
                 Vice President Operations from 1993 to 1996. Johnson Controls is a manufacturer of automotive products, facility management and control systems and plastic packaging.
                Robert J. Burgstahler    57   December 18, 2000       2004
                 Mr. Burgstahler was elected Senior Vice President, Business
                 Development and Corporate Services of 3M, St. Paul,
                 Minnesota, effective in February 2002. He served as Vice
                 President, Finance and Administrative Services of 3M from
                 2000 to 2002, President and General Manager of 3M Canada from
                 1998 to 2000 and Staff Vice President Taxes of 3M from 1995 to 1998. 3M is a diversified manufacturer.
                Lawrence E. Gloyd        69    March 31, 1984         2004
                 Mr. Gloyd is Chairman Emeritus of CLARCOR Inc. He retired as
                 Chairman and Chief Executive Officer of CLARCOR Inc. in March
                 2000. Mr. Gloyd was elected President and Chief Executive
                 Officer in March 1988 and Chairman, President and Chief
                 Executive Officer in March 1991. He is a Director of AMCORE
                 Financial, Inc., Thomas Industries, Inc., Woodward Governor
                 Company and Genlyte Thomas Group LLC. and other private
                 companies.
                Norman E. Johnson        53     June 26, 1996         2004
                 Mr. Johnson was elected Chairman, President and Chief
                 Executive Officer of CLARCOR Inc. in March 2000. He was
                 elected President and Chief Operating Officer, CLARCOR Inc.
                 in June 1995. Mr. Johnson was elected President-Baldwin
                 Filters, Inc. in 1990, Vice President-CLARCOR Inc. in 1992,
                 and Group Vice President-Filtration Products in 1993.

------------------------------
+ Mr. Brown will retire from the Board at the Annual Meeting in accordance with
  Company policy.
* Nominees for election to terms expiring in 2005.

DUTIES OF BOARD OF DIRECTORS

     The Board of Directors has the responsibility to serve as the trustee for the shareholders. It also has the responsibility for establishing broad corporate policies and for the overall performance of the Company. However, the Board is not involved in the Company's day-to-day operations. Members of the Board are kept informed of the Company's business through discussion with the Chief Executive Officer and other officers, by reviewing analyses and reports sent to them each month and by participating in Board and committee meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 2001, the standing committees of the Board of Directors were the Director Affairs Committee, the Audit Committee, and the Compensation & Stock Option Committee.

     The Director Affairs Committee consists of three non-employee directors. It is the responsibility of the Director Affairs Committee to review and make recommendations regarding management succession and Board policies and to recommend qualified individuals for nomination to fill vacancies on the Board. The full Board may accept or reject the Committee's recommendations. No procedures have been established for the consideration by the Director Affairs Committee of nominees recommended by shareholders of the Company. The Director Affairs Committee met once during fiscal 2001. The present members of the Director Affairs Committee are Messrs. Milton R. Brown, Lawrence E. Gloyd and J. Marc Adam.

     The Audit Committee consists of three independent non-employee directors. It is the responsibility of the Audit Committee to recommend the selection of independent auditors and to review audits, proposals and other services as performed by the independent auditors. The Committee also reviews the activities and findings of the internal audit staff and discusses the Company's system of internal controls with the Company's independent auditors. The Audit Committee met seven times during fiscal 2001. The present members of the Committee are Messrs. Philip R. Lochner, Jr., Robert J. Burgstahler and Keith E. Wandell.

     The Compensation & Stock Option Committee, which consists of three independent non-employee directors, determines the compensation of key officers and employees. It reviews and administers the Company's 1994 Incentive Plan and grants stock awards under such Plan to certain officers and key employees of the Company. The Committee met once during fiscal 2001. The present members of the Committee are Messrs. J. Marc Adam, Robert H. Jenkins and James L. Packard.

MEETINGS AND FEES OF THE BOARD OF DIRECTORS

     The Board of Directors held five meetings during fiscal 2001. All of the Company's directors attended at least 75% of the total number of meetings of the Board of Directors and Committees of the Board of which they are members.

     In fiscal 2001, directors who were not employees of the Company received an annual retainer of $32,500 and fees of $1,000 for each meeting of the Board of Directors and each separate Committee meeting attended and reimbursement for travel expenses related to attendance at Board and Committee meetings. Non-employee directors who are Chairmen of Committees received an additional annual fee of $3,250 in fiscal 2001.

     Pursuant to the Company's Deferred Compensation Plan for Directors, a non-employee director may elect to defer receipt of the director's fees to which he is entitled and to be paid the amounts so deferred, plus interest thereon at the prime rate announced quarterly by Bank One Corporation, or its successor, either when the participant ceases being a director of the Company or upon his retirement from his principal occupation or at the time the participant reaches a specified age. Mr. Brown elected to defer all of the fees payable to him during fiscal 2001. No other director deferred any portion of the fees payable to him during fiscal 2001.

     The Board has adopted a Directors' Restricted Stock Compensation Plan. Under this Plan, as amended, in lieu of the annual retainer otherwise payable, on the date a person first becomes a non-employee director, and annually thereafter on the date of each annual meeting of shareholders, such person receives a grant of shares of the Company's Common Stock with an aggregate fair market value equal to and in lieu of the amount of the annual retainer for non-employee directors.

     Under the 1994 Incentive Plan, each non-employee director is automatically granted, on the date of each annual meeting of shareholders and on the date on which such non-employee director is first elected or begins to serve as a non-employee director, options to purchase 3,750 shares of Common Stock at an option exercise price equal to the fair market value of a share of Common Stock on the date of grant. Such options are fully exercisable on the date of grant and expire ten years after the date of grant. Shares acquired upon exercise of an option may not be sold or transferred during the six month period following the date of grant of such option. As of January 1, 2002, Messrs. Adam and Brown each have fully exercisable options for 30,000 shares, Mr. Packard has 14,075, Mr. Jenkins has 11,250, Mr. Lochner has 10,350, Mr. Gloyd has 7,500, Mr. Burgstahler has 4,767 and Mr. Wandell has 3,750.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Dargene, a director of the Company until March 27, 2001, is the retired Chairman of AMCORE Financial, Inc. (the "Holding Company"), Rockford, Illinois. In addition, Messrs. Brown and Gloyd, also directors of the Company, are directors of the Holding Company. During 2001, CLARCOR had business transactions with the Holding Company and its affiliates including AMCORE Bank's participation with a group of banks in a multicurrency credit agreement dated September 9, 1999. All such transactions were in the ordinary course of business and it is anticipated that similar transactions will continue.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

CERTAIN BENEFICIAL OWNERS

     The following table provides information concerning each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock:

                                                                 SHARES          PERCENT
                      NAME AND ADDRESS                        BENEFICIALLY         OF
                    OF BENEFICIAL OWNER                          OWNED            CLASS
                    -------------------                       ------------       -------
Gabelli Funds, LLC .........................................   2,566,642(1)      10.35%
GAMCO Investors, Inc.
One Corporate Center
Rye, NY 10580-1434
Liberty Wanger Asset Management, L.P. ......................   1,781,000(2)       7.18%
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606
Artisan Partners Limited Partnership .......................   1,463,683(3)       5.90%
1000 North Water Street, Suite 1770
Milwaukee, Wisconsin 53202

------------------------------
(1) Based upon information contained in a Schedule 13F filed as of November 14, 2001 with the Securities and Exchange Commission by Gabelli Funds Inc. on behalf of certain Gabelli entities.

(2) Based upon information contained in a Schedule 13F filed as of November 5, 2001 with the Securities and Exchange Commission by Liberty Wanger Asset Management, L.P. on behalf of certain Wanger entities.

(3) Based upon information contained in a Schedule 13F dated November 14, 2001 filed with the Securities and Exchange Commission by Artisan Partners Limited Partnership.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table provides information concerning the shares of Common Stock of the Company beneficially owned as of January 15, 2002 by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 6 and by all directors, nominees and executive officers of the Company as a group:

                                                                 SHARES      PERCENT
                     NAME OF PERSON OR                        BENEFICIALLY     OF
                     IDENTITY OF GROUP                           OWNED        CLASS
                     -----------------                        ------------   -------
J. Marc Adam (2)............................................      47,940         *
Milton R. Brown (2).........................................      64,663         *
Robert J. Burgstahler (2)...................................       6,606         *
Lawrence E. Gloyd (1)(2)(3).................................     855,005      3.45%
Robert H. Jenkins (2).......................................      15,806         *
Norman E. Johnson (1)(3)....................................     620,876      2.50%
Philip R. Lochner, Jr. (2)..................................      14,525         *
James L. Packard (2)........................................      19,483         *
Roseann Stevens.............................................          --         *
Keith E. Wandell (2)........................................       5,137         *
Bruce A. Klein (1)(3).......................................     178,023         *
William B. Walker (1)(3)....................................     105,491         *
David J. Anderson (1)(3)....................................     133,027         *
David J. Boyd (1)(3)........................................      15,615         *
All directors and executive officers as a group
  (17 persons) (1)(2)(3)(4).................................   2,369,680      9.56%

------------------------------
 *  Less than one percent.

(1) Includes restricted shares of Common Stock granted on a contingent basis under the 1994 Incentive Plan. Also includes restricted stock units granted under the 1994 Incentive Plan. See "Compensation of Executive Officers and Other Information -- Performance Share Plan."

(2) Includes restricted shares granted under the Directors' Restricted Stock Compensation Plan and shares subject to stock options granted to Directors pursuant to the Company's 1994 Incentive Plan. See "Election of
    Directors -- Meetings and Fees of the Board of Directors."

(3) Includes all shares subject to stock options granted pursuant to the Company's 1984 Stock Option Plan and the 1994 Incentive Plan. For information as to the total number of shares subject to options granted to Messrs. Johnson, Klein, Walker, Anderson and Boyd and the options which are exercisable by them within 60 days, see the table on page 8.

(4) Includes 1,727,172 shares subject to stock options of which 131,000 were granted on December 16, 2001. Options for 1,135,952 shares are exercisable within 60 days. Also includes 5,883 deferred and 50,147 non-vested restricted stock units.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each director and each officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 (the "Act") is required by Section 16(a) of the Act to report to the Securities and Exchange Commission, by a specified date, his or her beneficial ownership of or transactions in the Company's equity securities. Reports received by the Company indicate that all such officers and directors have filed all requisite reports with the Securities and Exchange Commission on a timely basis during 2001.

            COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

     The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation of Norman E. Johnson, the Chairman, President and Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company for the fiscal year that ended on December 1, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM COMPENSATION
                                                                                 ------------------------------------
                                                    ANNUAL COMPENSATION                  AWARDS             PAYOUTS
                                             ---------------------------------   -----------------------   ----------
                                                                       OTHER                                               ALL
                                                                      ANNUAL     RESTRICTED   SECURITIES                  OTHER
                                                                      COMPEN-      STOCK      UNDERLYING      LTIP       COMPEN-
NAME AND PRINCIPAL POSITION           YEAR   SALARY(2)    BONUS(3)   SATION(4)   AWARDS(5)    OPTIONS(6)   PAYOUTS(7)   SATION(8)
------------------------------------  ----   ---------    --------   ---------   ----------   ----------   ----------   ---------
Norman E. Johnson (1)...............  2001    $449,231    $ 94,339     $ --       $185,000      99,452      $192,652     $24,506
Chairman, President and Chief         2000     393,846     380,304       --         72,742     100,000       107,071      13,927
Executive Officer                     1999     331,458     266,953       --             --      45,000       114,992      12,388
Bruce A. Klein......................  2001     241,846      29,022       --         86,340      26,624       101,374      14,798
Vice President, Finance and           2000     231,962     130,660       --         34,928      17,000        59,445      10,701
Chief Financial Officer               1999     221,065     103,860       --             --      15,000        67,432      11,109
William B. Walker...................  2001     200,923       8,138       --         71,947      20,119            --      10,562
President -                           2000     191,539      81,938       --             --      10,000            --       9,056
Environmental Filtration              1999     183,493      10,969       --             --       7,500            --       9,294
David J. Anderson...................  2001     177,077      11,954       --         45,214      18,442        63,541      13,271
Vice President - Corporate            2000     170,923      75,648       --         21,479      16,763        37,884       9,813
Development                           1999     165,769      58,913       --             --      10,000        43,228      10,437
David J. Boyd (9)...................  2001     151,154      15,872       --         38,536       5,000            --       5,534
Vice President, General               2000      83,654      47,122       --             --          --            --       1,322
Counsel & Corporate Secretary         1999          --          --       --             --          --            --          --

------------------------------
(1) Mr. Johnson serves as a director of the Company but received no separate remuneration in that capacity.

(2) Includes compensation deferred by the Company's executive officers pursuant to the Company's Retirement Savings Plan and the Company's Deferred Compensation Plan.

(3) Discretionary cash bonuses granted by the Board of Directors under the Company's Annual Incentive Plan.

(4) The aggregate value of all perquisites and personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officers in the Summary Compensation Table.

(5) Represents restricted stock units (the "Units") granted on December 17, 2000 pursuant to the 1994 Incentive Plan. Units provide for the issuance of Common Stock to the grantee over a four year period. 25% of the total number of Units vest on each anniversary of the grant so long as the grantee remains in the employment of the Company or one of its subsidiaries. Until Units vest and shares of Common Stock are issued in conversion of the Units, the grantee does not have any rights as a shareholder of the Company, but prior to vesting the grantee will receive a cash payment equal to the dividends paid on the Common Stock. The Units permit a grantee to defer the issuance of Common Stock pursuant to the Units for a period of years or until the termination of the grantee's employment by the Company. On December 1, 2001 the named executive officers held an aggregate of 30,064 Units with a total value of $556,186, based upon the closing market price of the Company's Common Stock at the date of grant.

(6) Consists of options and replacement options granted under the Company's 1994 Incentive Plan to acquire shares of the Company's Common Stock. See "-- Stock Options" below.

(7) Consists solely of Performance Shares and Performance Units distributed and paid under the Performance Share Plan at the close of the Performance Cycle ending in the year. The amount shown is equal to the number of Performance Shares and Performance Units paid and distributed, multiplied by the average of the closing prices of a share of the Company's Common Stock for the last 30 trading days of the last fiscal year in the Performance Cycle. No further awards are expected to be made under the Performance Share Plan and, except for Mr. Walker, none of the named executive officers have any outstanding Performance Shares or Performance Units.

    At December 1, 2001, Mr. Walker held 3,422 Performance Shares and Performance Units and the value thereof was $91,915. The value shown in the preceding sentence was based on the closing price of CLARCOR Common Stock on November 30, 2001 ($26.86) and assumes that 100% of the shares and units are earned. See "--Performance Share Plan." Payout of these shares and units, if any, will occur in December, 2002.

(8) The amounts shown in this column for All Other Compensation for the last fiscal year derived from the following figures: Messrs. Johnson, Klein, Walker, Anderson and Boyd respectively: $11,000; $6,000; $5,192; $4,400 and $3,750 - Company match for employee stock purchase plan; Messrs. Johnson, Klein, Walker and Anderson respectively: $2,520; $2,520; $2,520 and $2,335 - Company match for 401(k) plan; Messrs. Johnson, Klein and Anderson respectively: $3,324; $1,274 and $2,706 - Company paid split dollar insurance premiums; Messrs. Johnson, Klein, Walker, Anderson and Boyd respectively: $1,079; $1,907; $1,012; $2,127 and $800 - Company paid group insurance premium; Messrs. Johnson, Klein, Walker, Anderson and Boyd respectively: $6,583; $3,097, $1,838; $1,703 and $984 - Company paid compensation for dividends on restricted stock units.

(9) Mr. Boyd began employment with the Company on May 8, 2000.

     Each officer of the Company is elected for a term of one year which begins at the Board of Directors meeting at which he or she is elected held in conjunction with the Annual Meeting of Shareholders and ends on the date of the next Annual Meeting of Shareholders or upon the election of his or her successor.

STOCK OPTIONS

     The following table provides information with respect to stock options granted during fiscal year 2001 under the Company's 1994 Incentive Plan, as amended, to the five individuals named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                 INDIVIDUAL GRANTS
                                     --------------------------------------------------------------------------
                                     NUMBER OF
                                     SECURITIES     % OF TOTAL
                                     UNDERLYING      OPTIONS
                                      OPTIONS       GRANTED TO
                                      GRANTED      EMPLOYEES IN    EXERCISE     EXPIRATION       GRANT DATE
              NAME                      (1)        FISCAL YEAR     PRICE (2)       DATE       PRESENT VALUE (3)
              ----                   ----------    ------------    ---------    ----------    -----------------
N. E. Johnson....................      68,793          16.6%       $18.5000      12/16/10         $370,106
                                        4,168(4)        1.0         22.6250      12/12/01           10,753
                                        9,675(4)        2.3         26.0000      12/06/02           26,026
                                       16,816(4)        4.1         26.0000      12/01/03           65,919
B. A. Klein......................      26,624           6.4         18.5000      12/16/10          143,237
W. B. Walker.....................      15,000           3.6         18.5000      12/16/10           80,700
                                        5,119(4)        1.2         24.0100      12/01/03           22,780
D. J. Anderson...................      11,571           2.8         18.5000      12/16/10           62,252
                                        6,871(4)        1.7         23.1875      12/12/01           18,139
D. J. Boyd.......................       5,000           1.2         18.5000      12/16/10           26,900

------------------------------
(1) Consists of nonqualified options issued for a ten year term (other than as noted in footnote (4)) with a four year vesting schedule (see "Long-Term Incentive Plan" in the Report of the Compensation & Stock Option Committee).

(2) Closing price of Common Stock as reported on the New York Stock Exchange Composite Transactions at date of grant.

(3) Options are valued using Cox-Ross-Rubinstein Binomial Model, which is a variation of the Black-Scholes Option Pricing Model using the following assumptions:

      (i) an expected option term of seven years to exercise (based on estimated prior experience);

      (ii) interest rates ranging from 3.48% to 5.91% depending on the date of grant and based on the quoted yield of Treasury Strips;

     (iii) dividends of $.4625 per share of Common Stock; and

     (iv) stock price volatility of 25.5% based upon the monthly stock closing prices for the preceding 7 years.

(4) This grant resulted from the exercise of an option and from the payment of the related exercise price by the optionee using shares of previously owned Company Common Stock. Under these circumstances the 1994 Incentive Plan permits the grant of options ("replacement options") for the number of shares used in payment of the exercise price. The exercise price for each replacement option is equal to the market value of the Company's Common Stock on the date of such exercise and replacement options expire on the same date as the original option which was exercised. The replacement option grants do not contain the replacement feature.

     The following table sets forth certain information regarding option exercises during the fiscal year and the unexercised options held by such individuals at December 1, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF         VALUE OF UNEXERCISED
                                      NUMBER OF                 UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                       SHARES                        AT FY-END              AT FY-END
                                     ACQUIRED ON     VALUE         EXERCISABLE/            EXERCISABLE/
              NAME                    EXERCISE      REALIZED     UNEXERCISABLE (1)      UNEXERCISABLE (2)
              ----                   -----------    --------    -------------------    --------------------
N. E. Johnson....................      59,397       $684,117      201,189/241,595      $1,924,846/2,073,183
B. A. Klein......................          --             --        55,406/59,468           630,074/513,904
W. B. Walker.....................       7,500         88,823        36,619/32,500           385,091/280,920
D. J. Anderson...................      10,125        117,799        67,577/32,115           797,665/278,091
D. J. Boyd.......................          --             --          1,250/3,750             10,450/31,350

------------------------------
(1) On December 16, 2001, subsequent to the fiscal year-end, additional option grants were awarded as follows: Mr. Johnson 55,000, Mr. Klein 20,000, Mr. Walker 15,000, Mr. Anderson 7,500 and Mr. Boyd 5,000. Also subsequent to the fiscal year-end, Mr. Anderson exercised an option for 6,871 shares.

(2) Based on the $26.86 closing price of Common Stock as reported on the New York Stock Exchange Composite Transactions on November 30, 2001, the last trading date prior to the Company's fiscal year-end close on Saturday, December 1, 2001.

PERFORMANCE SHARE PLAN

     The Long Range Performance Award Plan (the "Performance Share Plan") is a part of the Company's 1994 Incentive Plan, approved by the shareholders on March 31, 1994. It provides officers and key employees of the Company with the opportunity to earn shares of Common Stock ("Performance Shares") and units representing the market value of Common Stock ("Performance Units").

     At the beginning of each three-year Performance Cycle, executives are awarded a number of Performance Shares and Performance Units determined by applying a formula set by the Compensation Committee at the beginning of the Performance Cycle. The total number of Performance Shares and Performance Units is obtained by dividing a percentage of the base salary of the executive, ranging from 40% for the CEO to 20% for officers at the level of vice president, by the average closing price of a share of the Company's Common Stock over a 30-day trading period prior to the award date. Awards are in the ratio of three Performance Shares to two Performance Units, so that approximately 60% of the total value of benefits available under the plan is in stock and 40% is payable in cash to cover income taxes due on the total award.

     During the 3-year Performance Cycle, the executive receives dividends and is entitled to vote the Performance Shares. In order for the executive to retain all of the Performance Shares and Performance Units awarded, the Company must attain prescribed financial targets over the Performance Cycle. If the performance targets have been met in full, the full number of Performance Shares and Performance Units will be earned. If certain minimum objectives are attained (currently established at

80% of the performance target), 50% of the Performance Shares and Performance Units will be earned. If performance over the Performance Cycle is between the minimum and the target level, the number of Performance Shares and Performance Units earned will be prorated. No portion of the Performance Shares or Performance Units will be earned if performance does not meet the 80% minimum performance target.

     No further awards are expected to be made under the Performance Share Plan. The last Performance Cycle will end on November 30, 2002. The Compensation & Stock Option Committee of the Board of Directors has elected to replace this form of incentive program with awards of restricted stock units. See "Report of the Compensation & Stock Option Committee."

RETIREMENT PLANS

     Most employees of the Company and certain of its subsidiaries, including the individuals named in the Summary Compensation Table, are eligible to receive benefits under the CLARCOR Inc. Pension Plan (the "Pension Trust"). The amount of the Company's contribution to the Pension Trust in respect to a specified person cannot be individually calculated. No Company contribution for fiscal 2001 was required or made.

     The Pension Trust provides benefits calculated under a Social Security step-rate formula based on career compensation. Benefits are payable for life with a guarantee of 120 monthly payments. The formula accrues an annual benefit each plan year equal to the sum of (a) plan year compensation up to age 65 covered compensation ($36,000 in fiscal 2002) in effect each December multiplied by .012 plus (b) any excess of such plan year compensation over age 65 covered compensation (subject to Internal Revenue limitations applicable to all qualified retirement plans) multiplied by .0175. The aggregate of all annual accruals plus the benefit accrued at November 30, 1989 under prior plans is the amount of annual pension.

     Estimated annual retirement benefits payable under the Pension Trust at normal retirement (age 65) for Messrs. Johnson, Klein, Walker, Anderson and Boyd are $67,726, $50,282, $16,993, $30,569 and $9,767, respectively. Such annual retirement benefits are not subject to any reduction for Social Security amounts. The estimated benefits were calculated assuming that the participants would continue to accrue benefits at current wage levels to normal retirement.

     Effective December 1, 1994, the Company established two new retirement plans for officers and senior executives of the Company: the 1994 Supplemental Pension Plan and the 1994 Executive Retirement Plan. The 1994 Supplemental Pension Plan is intended to preserve benefits lost by reason of the maximum limitations on compensation and benefits imposed on tax qualified retirement plans by the Internal Revenue Code of 1986. The 1994 Executive Retirement Plan provides a monthly benefit to a participant equal to (a) 65% of his average monthly compensation with respect to the three consecutive fiscal years for which he received the highest compensation, reduced by (b) his monthly normal retirement benefit provided by the Pension Trust and benefits earned during employment other than by the Company. A minimum of 15 years of service after attainment of the age of 40 is required to earn a full benefit of 65% of compensation at retirement. Messrs. Johnson, Klein and Anderson are participants in both of the 1994 plans. Mr. Walker is a participant in the 1994 Supplemental Pension Plan. Mr. Boyd began his employment with the Company in May 2000 and, consequently, does not yet qualify for either plan. Estimated total annual retirement benefits pursuant to both the 1994 Supplemental Pension Plan and the 1994 Executive Retirement Plan payable at normal retirement (age 65) for Messrs. Johnson, Klein, Walker and Anderson are $347,436, $172,314, $3,551 and $100,959, respectively. Such annual retirement benefits are not subject to reduction for Social Security amounts.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Johnson, Klein, Walker, Anderson and Boyd and certain other executive officers of the Company. Mr. Johnson's employment agreement provides terms of employment, compensation, incentive plan compensation, benefits and perquisites, pensions, employment termination, non-competition and confidentiality, and "change of control" provisions. Mr. Johnson's agreement, as amended, expires on the date of the Annual Meeting to be held in 2003. Thereafter, his agreement will be extended automatically each year unless terminated by the Board.

     The "Change of Control" provisions of Mr. Johnson's agreement and other agreements, as amended, with Messrs. Klein, Walker, Anderson and Boyd and certain other executive officers become effective upon (i) the acquisition by any person, entity or group (other than from the Company) of 15% or more of the outstanding securities of the Company which are entitled to vote generally in the election of directors; (ii) individuals who, at the date of the employment agreement, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the date of the employment agreements whose election or nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such person was a member of the Incumbent Board; (iii) consummation of a reorganization, merger or consolidation, in each case in respect of which the persons who were shareholders of the Company immediately prior to such transaction do not immediately thereafter own more than 60% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction and (iv) approval by the shareholders of the Company of a liquidation or dissolution of the Company or the sale of all or substantially all of its assets.

     The agreements provide that the Company agrees to employ these officers, and the officers agree to remain in the employ of the Company, from the date of a change of control to the earlier to occur of the third anniversary of such change of control or the officer's normal retirement date at a rate of compensation at least equal to the highest monthly base salary which the officer was paid during the 36 calendar months immediately prior to the change of control. In addition, during that period the Company agrees to provide employee benefits which are the greater of the benefits provided by the Company to executives with comparable duties or the benefits to which the officer was entitled during the 90-day period immediately prior to the date of the change of control. In the event that employment is terminated after a change of control, the terminated officer is entitled to (i) a lump-sum cash payment equal to three times the sum of the officer's base salary and annual bonus, (ii) continued health and welfare benefits and perquisites for the three year period following termination; and (iii) a lump sum payment equal to the pension benefits the terminated officer would have earned during the three year period after the termination. If any of such agreements subjects the officer to excise tax under
Section 4999 of the Internal Revenue Code, the Company will pay such officer an additional amount calculated so that after payment of all taxes, interest and penalties, the officer retains an amount of such additional payment equal to such excise tax. The agreements define "termination" to mean termination of employment by the Company for reasons other than death, disability, cause or retirement. "Termination" also includes resignation by the officer after (a) a material adverse reduction in the nature or scope of his authorities, duties or responsibilities, following a change of control, as determined in good faith by the officer; (b) a reduction in compensation or benefits after a change of control or (c) a good faith determination by the officer that, as a result of the change of control, he is unable to exercise the authority, power, function and duties contemplated by the agreement.

              REPORT OF THE COMPENSATION & STOCK OPTION COMMITTEE

     The purpose of the Compensation & Stock Option Committee ("Committee") is to assure that the Chief Executive Officer and the other executive officers of the Company ("Executive Officers") are compensated equitably, competitively and in a manner that is consistent with the long-term best interests of the Company and its shareholders. The Committee, which is composed entirely of independent non-employee directors, is responsible for determining the annual salary, cash incentives, benefits and intermediate-term and long-term incentive plan awards for the Company's Executive Officers.

COMPENSATION PHILOSOPHY

     There are certain stated principles which the Committee follows in structuring the compensation packages for the Chief Executive Officer and the other Executive Officers of the Company. These are:

     Pay for Performance

          A high percentage of total compensation is linked directly to the performance of the Company and the executive's individual performance in attaining the Company's objectives and supporting the Company's mission statement. The Committee believes that this structure aligns the executives' interests with the interests of the shareholders.

     Competitiveness

          Total compensation packages are designed to be comparable with those of executives occupying comparable positions in comparable companies. The packages are also designed to allow an opportunity to earn at a level above median industry practices and market competitors when Company performance exceeds the results of comparable companies. The opportunity to earn at higher levels provides a significant challenge to the Executive Officers.

     Executive Ownership

          A major component of executive compensation is equity based, and as a result, the Executive Officer's interests are more directly linked with shareholders' interests. The Committee believes that equity-based compensation properly balances the rewards for long-term versus short-term results.

          The Committee has established ownership guidelines for Executive Officers and non-employee directors to align their interests and objectives with the Company's shareholders. These guidelines require that Executive Officers, after a five-year period, own shares with a value ranging from a minimum of two times annual salary for officers at the level of corporate vice president to a minimum of four times annual salary for the Company's Chairman and Chief Executive Officer. In addition, the guidelines require that non-employee directors, after a five-year period, own shares with a value equal to a minimum of five times the annual retainer.

     Management Development

          The compensation packages are also designed to attract and retain quality executives with the leadership skills and other key competencies required to meet the Company's objectives and to enhance shareholder value.

COMPONENTS OF EXECUTIVE PAY

     The components of total pay for all executives are annual salary, cash incentives, benefits and intermediate-term and long-term incentive awards. The Committee reviews annually each component of compensation and total compensation for the Executive Officers. The review includes a market comparison of compensation and changes in compensation for equivalent positions in related industrial groups and comparably-sized companies. Competitive information and data relating to executive compensation packages is provided by independent compensation consultants at the request of the Committee.

     Annual Salary

          Annual salary and annual adjustments are based on the executive's performance, experience, and reference to competitive rates for comparable positions in related industry groups and comparably-sized companies.

     Cash Incentives

          Annual cash incentives are determined based upon the attainment of financial targets by the Company and the individual performance of the executive. If certain minimum target results are not achieved, no annual incentive will be paid. If target levels, which the Committee considers to be reasonably difficult to attain, are achieved, annual incentive levels generally range from 25% to 70% of base salary, with the maximum awards ranging from 57.5% to 161% of base salary if performance materially exceeds the target objectives.

          The financial target that must be attained is economic value added, or as referred to by the Company, CLARCOR Value Added ("CVA"). In basic terms, CVA is consolidated annual after-tax operating earnings less the annual cost of capital. Thus the size of the cash incentives varies directly with the amount by which such after-tax earnings exceed the cost of capital. As a result, the CVA program is designed to reward managers who increase shareholder value by most effectively deploying the capital contributed by the shareholders and lenders. If the Company fails to achieve the target levels of CVA, the cash incentive awards are reduced. The Committee sets the target levels prior to the beginning of the year.

     Benefits

          Employee benefits offered to the general employee population of the Company are provided to Executive Officers as part of the total compensation program. In addition, certain Executive Officers are provided supplemental retirement benefits and life insurance policies.

     Intermediate-Term Incentive: Performance Share Plan

          Unlike the annual cash incentive plan, which provides an incentive for a specific year's performance, the Performance Share Plan (which is described in detail at pages 8 and 9 under "Performance Share Plan") requires a sustained level of corporate performance over a 3-year Performance Cycle. The Plan provides benefits that vary directly with the market price of the Company's Common Stock over the Performance Cycle. In addition, the Executive Officers receive dividends on and are entitled to vote his or her Performance Shares. Both of these attributes are designed to closely align the interests of the participating Executive Officers directly with those of the Company's shareholders.

          For the Performance Period 1999-2001 Plan participants earned 100% of the total performance opportunity as a result of the substantial achievement of two aggressive financial goals established by the Committee. One half of the award was earned based upon attainment of a return on equity greater than the average of a comparator group, and the other half was earned based upon attainment of earnings per share targets set by the Committee. The Committee selected a group of over 30 manufacturing companies with revenues currently averaging over $700 million as the comparator group for measuring the Company's comparative return on equity.

          Subsequent to the end of fiscal 2000, the Committee elected to substitute grants of restricted stock units ("Units") for awards under the Performance Share Plan. Units provide for the issuance of Common Stock to the grantee over a four year period. 25% of the total number of Units vests on each anniversary of the grant so long as the grantee remains in the employment of the Company or one of its subsidiaries. Until Units vest and shares of Common Stock are issued in conversion of the Units, the grantee does not have any rights as a shareholder of the Company, but prior to vesting the grantee will receive a cash payment equal to the dividends paid on the Common Stock.

     The Units permit a grantee to defer the issuance of Common Stock pursuant to the Units for a period of years or until the termination of the grantee's employment by the Company. The Committee believes that intermediate-term incentive programs based on appreciation in the price of the Company's Common Stock are in the best interests of the Company and its shareholders. It therefore decided to make no further awards under the Performance Share Plan and substitute awards of Units as intermediate-term incentives.

     Long-Term Incentive Plan

          The Company's long-term incentive plan awards nonqualified stock options to its senior and mid-level executives. Options granted under the Company's shareholder approved 1994 Incentive Plan have a 10-year life and all options granted during fiscal 2001 were at the market value of the Common Stock on the date of grant. The option grants provide the executives an opportunity to acquire an equity interest in the Company and to share in the long-term appreciation of the stock.

          Market surveys of long-term incentives are reviewed to establish competitive practices. Management makes recommendations to the Committee on the size of a grant, if any, for each executive based on the individual's ability to affect financial performance, the executive's past performance, and expectations of the executive's future contributions. The CEO's grant is similarly determined by the Committee and all other stock option grants are reviewed and approved by the Committee.

          Stock options granted in fiscal 2001 are not exercisable for one year after the grant. Thereafter they become exercisable at the rate of 25% per year and they are fully exercisable after the 4th year and through the 10th year of the option.

SECTION 162(m) COMPLIANCE

     The Committee has considered the possible impact of Section 162(m) of the Internal Revenue Code of 1986, which generally limits to $1,000,000 (with several exceptions) the tax deduction available for compensation paid to a person who is an executive listed in the Summary Compensation Table and who is employed by the Company at the end of its fiscal year. The Committee intends to preserve to the Company the maximum opportunity for obtaining deductibility for all amounts paid to its officers by designing and administering the Company's plans and programs in a way that will meet the regulations in effect at the time compensation decisions are made.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Johnson's annual salary was increased during fiscal 2001 to be competitive with the median base salary paid to chief executive officers of comparably-sized corporations identified by the Committee. For fiscal 2001, Mr. Johnson was awarded an annual cash incentive equal to 21% of his base salary in accordance with the annual cash incentive plan and based on Mr. Johnson's performance in meeting his personal performance objectives.

     Mr. Johnson participated in the Committee approved payout at 100% for the 1999-2001 Performance Period for the Performance Share Plan.

     Mr. Johnson also received grants of 10,000 Units and was granted non-qualified stock options for 68,793 shares of the Company's Common Stock at an exercise price of $18.50 per share, the closing price as reported on the New York Stock Exchange on the date of grant.

     The Committee believes that the key executive team of the Company will receive appropriate rewards under this program of corporate incentives, but only if they achieve the performance goals established for them and the Company and if they succeed in building increased value for the Company's shareholders.

                     Compensation & Stock Option Committee

                                  J. Marc Adam, Chairman
                                  Robert H. Jenkins
                                  James L. Packard

                         REPORT OF THE AUDIT COMMITTEE

     The Company's Board of Directors' Audit Committee is comprised of three directors who are not officers of the Company. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the financial statements and the reporting process of the Company, including the system of internal controls, the presentation of the financial statements and the integrity of the financial statements. Management has represented to the Audit Committee that the Company's financial statements have been prepared in accordance with generally accepted accounting principles. The Company's auditors, PricewaterhouseCoopers LLP, are engaged to audit the Company's financial statements and to express an opinion on the conformity of such audited financial statements to generally accepted accounting principles.

     Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the opinions and communications of the Company's auditors. Accordingly, the Audit Committee's review does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's activities do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact independent.

     In this context, the Audit Committee has reviewed and discussed the Company's audited financial statements with management and the Company's auditors. The Audit Committee has discussed with the Company's auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the Company's auditors the written disclosures such auditors have represented are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

     The Committee has been advised by the Company that the total fees and expenses paid in fiscal 2001 to PricewaterhouseCoopers LLP, the Company's principal accounting firm, were $696,139. Of that amount, an aggregate of $619,681 was for audit services and $76,458 was for other services, primarily related to taxes and employee benefit plan audits. PricewaterhouseCoopers LLP was not engaged by the Company during fiscal 2001 to perform any financial information systems and design services.

     The Committee has considered whether the provision of these non-audit services to the Company by PricewaterhouseCoopers LLP is compatible with maintaining that firm's independence.

     In reliance on the reviews and discussions referred to above and subject to the limitations set forth above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 1, 2001, for filing with the Securities and Exchange Commission.

                                Audit Committee

                                  Philip R. Lochner, Jr., Chairman
                                  Robert J. Burgstahler
                                  Keith E. Wandell

                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative total return on its Common Stock for a five year period (November 30, 1996 to December 1, 2001) with the cumulative total return of the S&P SmallCap 600 Index and the S&P Manufacturing Diversified Index.

                          TOTAL RETURN TO SHAREHOLDERS

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                 AMONG THE COMPANY, S&P SMALLCAP 600 INDEX AND
                      S&P MANUFACTURING DIVERSIFIED INDEX

[PERFORMANCE GRAPH]

* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on November 30, 1996 and that all dividends were reinvested.

     The reference points on the foregoing graph are as follows:

                                                       1997     1998     1999     2000     2001
                                                       ----     ----     ----     ----     ----
CLARCOR INC. .......................................  105.44   101.48    95.88   104.72   157.10
S&P SMALLCAP 600 INDEX..............................  124.54   115.84   128.06   140.51   153.16
MANUFACTURING DIVERSIFIED INDEX.....................  116.45   132.50   167.20   193.15   194.92

     The 1996 beginning measuring point was the market close on November 30, 1996, the last New York Stock Exchange trading day before the beginning of the Company's fifth preceding fiscal year. The closing measuring point for 2001 was November 30, 2001 based on the last New York Stock Exchange trading date prior to the Company's Saturday, December 1, 2001 fiscal year-end.

                                 MISCELLANEOUS

AUDITORS

     It is expected that the Board of Directors will select PricewaterhouseCoopers LLP to audit the financial statements of the Company for the fiscal year ending November 30, 2002. PricewaterhouseCoopers LLP (or its predecessors) has served as the Company's auditors for more than 30 years. The shareholders will not be asked to approve this selection at the Annual Meeting. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and respond to appropriate questions.

OTHER BUSINESS

     The Board of Directors has no knowledge of any matters, other than as set forth in this Proxy Statement, upon which action is to be taken at the meeting. In the event any such matters are brought before the meeting, the attorneys named in the enclosed form of proxy will vote proxies received by them as they deem best with respect to all such matters.

PROPOSALS OF SECURITY HOLDERS FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

     Under the rules and regulations of the Securities and Exchange Commission, any proposal which a shareholder of the Company intends to present at the Annual Meeting of Shareholders to be held in 2003 and which such shareholder desires to have included in the Company's proxy materials for such meeting, must be received by the Company on or before October 18, 2002.

     The Company's bylaws provide that nomination by a shareholder of a person for election as a director and other proposals made by such shareholders for action by the shareholders at any meeting of shareholders may be disregarded unless proper notice of such nomination or proposal shall have been given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the meeting and certain other requirements are met. It is currently expected that the 2003 Annual Meeting of Shareholders of the Company will be held on March 25, 2003. Consequently, written notice of any such nomination or proposal which a shareholder desires to make at the 2003 Annual Meeting must be received by the Company no earlier than December 25, 2002 and no later than January 24, 2003. A copy of the Company's bylaws may be obtained without charge from the Secretary of the Company.

EXPENSE OF SOLICITATION OF PROXIES

     The expense of solicitation of proxies, including printing and postage, will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally, or by telephone, by officers and regular employees of the Company. The Company has employed D. F. King & Co., Inc. to solicit proxies for the Annual Meeting from brokers, bank nominees and other institutional holders. The Company has agreed to pay $8,500, plus the out-of-pocket expenses of D. F. King & Co., Inc., for these services. The Company will reimburse brokers and other persons holding stock in their names, or in the name of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

                                          By Order of the Board of Directors

                                          DAVID J. BOYD
                                          Secretary

Rockford, Illinois
February 15, 2002

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CLARCOR Inc.                                     PROXY/VOTING INSTRUCTION CARD
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF SHAREHOLDERS ON MARCH 19, 2002.

The undersigned hereby appoints Lawrence E. Gloyd, James L. Packard and Keith E. Wandell, or any one or more of them, acting alone if only one shall be present, or jointly if more than one shall be present, the true and lawful attorneys of the undersigned, with power of substitution, to vote as proxies for the undersigned at the Annual Meeting of Shareholders of CLARCOR Inc. to be held at The University of Illinois College of Medicine at Rockford, 1601 Parkview Ave., Rockford, Illinois 61107, on Tuesday, March 19, 2002 at 6:00 P.M., Central Standard Time, and all adjournments thereof, all shares of Common Stock which the undersigned would be entitled to vote and all as fully and with the same effect as the undersigned could do if then personally present.

Receipt is acknowledged of the Company's Annual Report to Shareholders for the fiscal year ended December 1, 2001, and the Notice and Proxy Statement for the above Annual Meeting.

Election of Directors - Nominees are: Robert H. Jenkins, Philip R. Lochner and Roseann Stevens.

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF A VOTE IS NOT SPECIFIED, THE PROXIES NAMED ABOVE WILL VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN
THIS CARD.

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                                                                 | SEE REVERSE |
                                                                 |    SIDE     |
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/X/ PLEASE MARK YOUR                                                        5086
    VOTES AS IN THIS
    EXAMPLE.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominees for election as directors named in this proxy.

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          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH NOMINEES.
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                                                     FOR     VOTE WITHHELD
1. Election of                                       [ ]          [ ]
   Directors
   (See Reverse)

For, except vote withheld from the following nominee(s):


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2. In their discretion, the Proxies are
   authorized to vote upon such other business as may properly come before the meeting.








        SIGNATURE(S)                                        DATE
                     --------------------------------------      ---------------
        NOTE: Please date and sign as name appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.
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